NewCardio, Inc. – 2350 Mission College Boulevard – Suite 1175 – Santa Clara, CA – 95054

December 28, 2009

Vision Opportunity Master Fund, Ltd.
c/o Vision Capital Advisors, LLC
20 West 55th Street, 5th Floor
New York, NY 10019
Attn:  Michael Mosiello
Fx. 212-867-1416
m.mosiello@visicap.com

Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of July 30, 2009, between NewCardio, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (collectively, the “Purchasers”), pursuant to which the Purchasers were issued the Company’s 12% Secured Revolving Debentures due, subject to the terms therein, March 31, 2011, in the aggregate principal amount of $3,000,000 (as amended, the “Purchase Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement or the Debentures, as the case may be.

Whereas the Company and Purchasers holding at least a majority in interest of the Securities presently outstanding have determined that it is in the best interests of the Company and the Purchasers to amend the Purchase Agreement and, to the extent applicable, the Transaction Documents, in certain respects, the purpose of this letter is to amend the Purchase Agreement and the Transaction Documents, as follows:

1.
The term “Debentures” in the Purchase Agreement shall be amended and restated in its entirety to mean the 12% Secured Revolving Debentures due, subject to the terms therein, May 31, 2011, issued by the Company to the Purchasers.

2.	The term “Advance End Date” in the Debentures shall be amended and restated in its entirety to mean August 31, 2010.

3.
The term “Stated Maturity” in the Debentures shall be amended and restated in its entirety to mean May 31, 2011 or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder.

4.	Except as amended hereby, the Purchase Agreement and the Transaction Documents remain in force and effect.

5.	This amendment may be executed in counterparts that, together, shall have the same effect as if all parties signed this amendment on the same signature page.

Sincerely,		AGREED TO BY: VISION OPPORTUNITY MASTER FUND, LTD.
/s/ Richard D. Brounstein	By:	/s/ Carl Kleidman
Name: Richard D. Brounstein,		Carl Kleidman
Title: CFO 12.28.09		12.30.09